Exhibit 99.1

Butterfly Network Reports Fourth Quarter 2023 Financial Results

Completed Cost Savings and New Initiatives Position Butterfly for Growth

●	Delivered $65.9 million of Revenue – better than expectations
●	Launched next generation device iQ3 and ScanLab in 2024
●	Completed the removal of over $170 million in costs from the business
●	Reduced annual cash burn to approximately $60 million
●	Announced upcoming Investor Day on March 18, 2024, at the New York Stock Exchange

Burlington, MA, and New York, NY, February 28, 2024 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly” or the “Company”), an innovative digital health company transforming care through a unique combination of portable, semiconductor-based ultrasound technology, intuitive software, services and educational offerings that can make medical imaging more accessible than ever before, today announced financial results for the quarter and year ended December 31, 2023, and provided a business update.

Joseph DeVivo, Butterfly’s Chairman and CEO said, “2023 was a transition year for Butterfly as we delivered on our initiatives and focused on rightsizing our business by resizing our cost base, refocusing our product and growth strategy, and investing in our go-to-market channels. The team’s hard work in executing our plan has laid a solid foundation for Butterfly to grow on in 2024 and onwards.”

DeVivo continued, “Throughout 2023, and more recently, we invested in and launched the products and applications that will propel our growth initiatives. Ahead of schedule in early 2024, we received Food and Drug Administration clearance on, and subsequently launched, our third-generation point-of-care ultrasound system, Butterfly iQ3TM. Powered by our most advanced semiconductor chip, the iQ3 has an unparalleled image quality and advanced 3D capabilities that now rival competitors’ offerings - all in a more easily accessible format and significantly lower price point.”

“Advances in our technology continue to attract exciting partnerships that further expands our Butterfly Garden and Powered by Butterfly ecosystems. This growing network, coupled with our own advances in ultrasound AI, and our recent launch of a new educational app ScanLab™, will help drive adoption, to fuel near-term growth. On the international front, we look forward to strengthening our offerings in Europe, while we enter the Asian market with iQ+TM.”

“We are excited about what 2024 has in store for Butterfly and are confident in our growth prospects. I look forward to sharing more about our growth initiatives, include home and wearables, at our upcoming Investor Day at the New York Stock Exchange.”

Recent Business Highlights:

●	Received FDA Clearance for and Launches Next-Generation Butterfly iQ3TM: On February 13, 2024, Butterfly announced the commercial launch of its third-generation handheld point-of-care ultrasound (POCUS) system, Butterfly iQ3™, which received FDA clearance ahead of schedule in January 2024.

●	Mendaera Agreement: On December 19, 2023, Butterfly announced an agreement to commercialize a novel robotic system that is Powered by Butterfly’s Ultrasound-on-Chip™ technology. Upon commercialization, the deal includes revenue share for every unit sold.

●	Forest Neurotech Agreement: On October 24, 2023, Butterfly announced that it had entered into a five-year co-development agreement with Forest Neurotech. The agreement includes payments to Butterfly for annual licensing, chip purchases, services, and development milestones. Additional revenue is anticipated for every unit sold upon commercialization.

●	Butterfly Garden: Signed 13 partners into our Butterfly Garden, most recently including Deepecho, a prenatal ultrasound AI company that announced its entrance into the program yesterday, February 27, 2024, to build and deploy AI for improved efficiency and accuracy of fetal ultrasound.

●	Completed Cost Reduction & Reorganization: Completed a $170 million cost reduction and reorganization that reduced annual cash burn to approximately $60 million, which will allow the Company to further extend its cash into 2026 and reinvest in its direct sales team.

●	Ultrasound Education Offerings: On October 9, 2023, the Company announced the addition of two new ultrasound education offerings that will complete its full suite of education products.
o	Butterfly Certified™, a complete set of virtual and in-person POCUS courses designed to meet local training or privileging requirements, delivered in partnership with the Global Ultrasound Institute.
o	ScanLab™, an AI-powered educational application for ultrasound scanning practice.

Three Months Ended December 31, 2023 Financial Results

Revenue: Total revenue was $16.5 million, down from $19.0 million in the fourth quarter of 2022. U.S. revenue was $10.9 million, down 3% from prior year, driven by lower probe sales but partially offset by higher subscription revenue and higher average selling prices. International sales declined 24% year-over-year to $4.6 million due to several large orders from distributors that occurred in 2022 and did not repeat in 2023.

●	Product revenue was $10.2 million, a decrease of 20% versus the prior year period, driven by the distributor orders in 2022 and lower ecommerce volume.
●	Software and other services revenue was flat year-over-year at $6.4 million. Enterprise software grew by 35% versus the prior year while individual licenses and service revenue were down. Software and services mix was 39% of revenue and increased by 5% versus prior year due to a higher installed base of product with the accompanying subscription software, renewals on the existing base of software users, and software implementations completed during the quarter.

Gross profit: Gross loss was $12.5 million versus gross profit of $9.6 million in the prior year period, and adjusted gross profit was $9.4 million versus $10.3 million in the prior year period. Total gross margin decreased to negative 75.9% from 50.3% in the prior year period, and adjusted gross margin increased to 56.6% from 54.5% in the prior year period. The decrease in total gross margin is primarily due to a $21.9 million write-down of excess and obsolete inventory that was recognized during the quarter, which is excluded from adjusted gross profit and adjusted gross margin. The increase in adjusted gross margin was primarily due to a higher average selling price, in addition to product mix, reflecting a higher proportion of subscription revenues. Also contributing to the increased margin was higher manufacturing productivity and other efficiencies. Offsetting these benefits was higher amortization which reduced margin by approximately 240 basis points.

Operating expenses: Operating expenses were $34.2 million, down 42% from $58.6 million in the prior year period, due to previously announced reductions in force, as well as non-payroll spend rationalization across all areas.

Total operating expenses excluding stock-based compensation and Other expense were $27.3 million, compared to $39.9 million in the fourth quarter of 2022, representing a decrease of 32%.

Net loss: Net loss was $44.1 million, compared to $33.7 million in the prior year period.

Adjusted EBITDA: Adjusted EBITDA loss was $15.7 million, compared to $27.7 million in the prior year period.

Cash, cash equivalents, and restricted cash: Cash, cash equivalents, and restricted cash were $138.7 million as of December 31, 2023.

Guidance

For the Fiscal Year 2024:

●	Low double digit Revenue growth
●	Adjusted EBITDA loss of $60 million - $50 million

A reconciliation of net loss to adjusted EBITDA and Gross Margin to Adjusted Gross Margin for the three months and years ended December 31, 2023, and 2022 is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Conference Call

A conference call and webcast to discuss the fourth quarter and full year 2023 financial results and operational progress is scheduled for 5:00 pm ET, February 28, 2024. The conference call will be broadcast live in listen-only mode via a webcast on Butterfly’s Investor Relations website at Events & Presentations. Individuals interested in listening to the conference call on their telephone may do so by dialing in approximately ten minutes prior to start time:

US domestic callers: +1 (833) 470-1428

Global Dial-In Numbers: https://www.netroadshow.com/events/global-numbers?confId=59870

Access Code: 670430

March Investor Day

Separately, Butterfly will host an Investor Day event on Monday, March 18, 2024 at the New York Stock Exchange beginning at 12:00 pm ET. Members of Butterfly’s management team will deliver a corporate presentation and along with customers and partners, demonstrate the newly launched next generation ultrasound technology, including its latest features and functionality. Also joining Butterfly will be key partners who will detail co-developed products. Additional details to follow.

About Butterfly Network

Founded by Dr. Jonathan Rothberg in 2011, Butterfly Network is a digital health company with a mission is to democratize medical imaging by making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Butterfly created the world's first handheld single-probe, whole-body ultrasound system using semiconductor technology, Butterfly iQ. The company has continued to innovate, leveraging the benefits of Moore’s Law, to launch its second generation Butterfly iQ+ in 2020, and third generation iQ3 in 2024 – each with increased processing power and performance enhancements. The disruptive technology has been recognized by TIME’s Best Inventions, Fast Company’s World Changing Ideas, CNBC Disruptor 50, and MedTech Breakthrough Awards, among other accolades. With its proprietary Ultrasound-on-Chip™ technology, intelligent software, and educational offerings, Butterfly is paving the way to mass adoption of ultrasound for earlier detection and remote management of health conditions around the world. Butterfly devices are commercially available to trained healthcare practitioners in areas including, but not limited to, parts of Africa, Asia, Australia, Europe, the Middle East, North America and South America; to learn more about available countries, visit: https://www.butterflynetwork.com/choose-your-country.

Non-GAAP Financial Measures

In addition to providing financial measures based on generally accepted accounting principles in the United States of America (“GAAP”), we provide additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are adjusted gross profit, adjusted gross margin, and adjusted EBITDA. We present non-GAAP financial measures in order to assist readers of our financial statements in understanding the core operating results that our management uses to evaluate the business and for financial planning purposes. Our non-GAAP financial measures provide an additional tool for investors to use in comparing our financial performance over multiple periods.

Adjusted gross profit, adjusted gross margin, and adjusted EBITDA are key performance measures that our management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of our operating performance on a more consistent basis. We use these performance measures for business planning purposes and forecasting. We believe that adjusted gross profit, adjusted gross margin, and adjusted EBITDA enhance an investor’s understanding of our financial performance as they are useful in assessing our operating performance from period-to-period by excluding certain items that we believe are not representative of our core business.

Adjusted gross profit, adjusted gross margin, and adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. Adjusted gross profit, adjusted gross margin, and adjusted EBITDA are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider adjusted gross profit, adjusted gross margin, and adjusted EBITDA alongside other financial performance measures prepared in accordance with GAAP, including gross profit and loss, gross margin, and net loss.

The non-GAAP financial measures do not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. In this press release, we have provided reconciliations of adjusted gross profit to gross profit and loss, adjusted gross margin to gross margin, and adjusted EBITDA to net loss, the most directly comparable GAAP financial measures. Reconciliations of adjusted gross profit, adjusted gross margin, and adjusted EBITDA to corresponding GAAP measures are not available on a forward-looking basis because we are unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in our working capital needs, variances in our supply chain, the impact of earnings or charges resulting from matters we consider not to be reflective, on a recurring basis, of our ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to our results computed in accordance with GAAP. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Our actual results may differ from our expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predict,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, our expectations with respect to financial results, future performance, commercialization and plans to deploy our products and services, development of products and services, and the size and potential growth of current or future markets for our products and services. Forward-looking statements are based on our current beliefs and assumptions and on information currently available to us. These forward-looking statements involve significant known and unknown risks and uncertainties and other factors that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside our control and are difficult to predict. Factors that may cause such differences include, but are not limited to: our ability to grow and manage growth effectively; the success, cost, and timing of our product and service development activities; the potential attributes and benefits of our products and services; the degree to which our products and services are accepted by healthcare practitioners and patients for their approved uses; our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product; our ability to identify, in-license, or acquire additional technology; our ability to maintain our existing license, manufacturing, supply, and distribution agreements; our ability to compete with other companies currently marketing or engaged in the development of products and services that we are currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for our products and services, and our ability to serve those markets, either alone or in partnership with others; the pricing of our products and services, and reimbursement for medical procedures conducted using our products and services; our estimates regarding expenses, revenue, capital requirements, and needs for additional financing; our financial performance; our ability to raise financing in the future; and other risks and uncertainties indicated from time to time in our most recent Annual Report on Form 10-K, as amended, or in subsequent filings that we make with the Securities and Exchange Commission. We caution that the foregoing list of factors is not exclusive. We caution you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. We do not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based.

Contacts:

Investors
Heather Getz

Chief Financial and Operations Officer, Butterfly
hgetz@butterflynetinc.com

Neal Nagarajan

IR Agency Representative, Sloane & Company

(301) 273-5662

nnagarajan@sloanepr.com

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue:
Product	$10,162	$12,656	$40,036	$50,263
Software and other services	6,354	6,327	25,864	23,127
Total revenue	16,516	18,983	65,900	73,390
Cost of revenue:
Product	26,889	7,323	40,655	26,804
Software and other services	2,163	2,104	8,389	7,126
Total cost of revenue	29,052	9,427	49,044	33,930
Gross profit (loss)	(12,536)	9,556	16,856	39,460
Operating expenses:
Research and development	11,207	19,161	55,616	88,044
Sales and marketing	10,297	12,373	39,073	59,494
General and administrative	12,375	23,516	49,613	77,596
Other	316	3,508	18,164	7,346
Total operating expenses	34,195	58,558	162,466	232,480
Loss from operations	(46,731)	(49,002)	(145,610)	(193,020)
Interest income	1,736	1,810	7,450	3,384
Interest expense	—	—	—	(2)
Change in fair value of warrant liabilities	620	11,979	4,544	20,859
Other income (expense), net	254	1,484	(2)	98
Loss before provision for income taxes	(44,121)	(33,729)	(133,618)	(168,681)
Provision for income taxes	—	(26)	82	42
Net loss and comprehensive loss	$(44,121)	$(33,703)	$(133,700)	$(168,723)
Net loss per common share attributable to Class A and B common stockholders, basic and diluted	$(0.21)	$(0.17)	$(0.65)	$(0.84)
Weighted-average shares used to compute net loss per share attributable to Class A and B common stockholders, basic and diluted	207,274,099	200,797,928	205,385,544	199,848,386

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share amounts)

(Unaudited)

	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$134,437	$162,561
Marketable securities	—	75,250
Accounts receivable, net	13,418	14,685
Inventories	73,022	59,970
Current portion of vendor advances	2,815	35,182
Prepaid expenses and other current assets	7,571	9,489
Total current assets	231,263	357,137
Property and equipment, net	25,321	31,331
Intangible assets, net	10,317	—
Non-current portion of vendor advances	15,276	—
Operating lease assets	15,675	21,567
Other non-current assets	6,422	7,535
Total assets	$304,274	$417,570
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,090	$7,211
Deferred revenue, current	15,625	15,856
Accrued purchase commitments, current	131	2,146
Accrued expenses and other current liabilities	23,425	26,116
Total current liabilities	44,271	51,329
Deferred revenue, non-current	7,394	4,957
Warrant liabilities	826	5,370
Operating lease liabilities	22,835	29,966
Other non-current liabilities	8,895	588
Total liabilities	84,221	92,210
Commitments and contingencies
Stockholders’ equity:
Class A common stock $.0001 par value; 600,000,000 shares authorized at December 31, 2023 and December 31, 2022; 181,221,794 and 174,459,956 shares issued and outstanding at December 31, 2023 and December 31, 2022, respectively	18	17
Class B common stock $.0001 par value; 27,000,000 shares authorized at December 31, 2023 and December 31, 2022; 26,426,937 shares issued and outstanding at December 31, 2023 and December 31, 2022	3	3
Additional paid-in capital	949,670	921,278
Accumulated deficit	(729,638)	(595,938)
Total stockholders’ equity	220,053	325,360
Total liabilities and stockholders’ equity	$304,274	$417,570

BUTTERFLY NETWORK, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(133,700)	$(168,723)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation, amortization, and impairments	10,574	5,935
Write-down of inventories	21,083	783
Stock-based compensation expense	27,480	42,531
Change in fair value of warrant liabilities	(4,544)	(20,859)
Gain on lease termination	(214)	—
Other	633	615
Changes in operating assets and liabilities:
Accounts receivable	(162)	(3,063)
Inventories	(34,135)	(24,510)
Prepaid expenses and other assets	2,979	3,819
Vendor advances	17,091	5,100
Accounts payable	(1,875)	1,216
Deferred revenue	2,206	2,266
Accrued purchase commitments	(2,015)	(17,383)
Change in operating lease assets and liabilities	(635)	2,257
Accrued expenses and other liabilities	(3,586)	901
Net cash used in operating activities	(98,820)	(169,115)

Cash flows from investing activities:
Purchases of marketable securities	(297)	(75,534)
Sales of marketable securities	76,484	—
Purchases of property, equipment, and intangible assets, including capitalized software	(5,783)	(18,302)
Sales of property and equipment	10	57
Net cash provided by (used in) investing activities	70,414	(93,779)

Cash flows from financing activities:
Proceeds from exercise of stock options and warrants	228	2,982
Other financing activities	—	(101)
Net cash provided by financing activities	228	2,881
Net (decrease) increase in cash, cash equivalents, and restricted cash	(28,178)	(260,013)
Cash, cash equivalents, and restricted cash, beginning of period	166,828	426,841
Cash, cash equivalents, and restricted cash, end of period	$138,650	$166,828

BUTTERFLY NETWORK, INC.

ADJUSTED GROSS PROFIT AND ADJUSTED GROSS MARGIN

(In thousands)

(Unaudited)

	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Revenue	$16,516	$18,983	$65,900	$73,390
Cost of revenue	29,052	9,427	49,044	33,930
Gross profit (loss)	(12,536)	9,556	16,856	39,460

Gross margin	(75.9)%	50.3%	25.6%	53.8%

Add:
Write-downs and write-offs of inventories	21,891	783	21,891	783
Adjusted gross profit	$9,355	$10,339	$38,747	$40,243

Adjusted gross margin	56.6%	54.5%	58.8%	54.8%

Depreciation and amortization	$1,458	$1,207	$5,585	$3,328
% of revenue	8.8%	6.4%	8.5%	4.5%

BUTTERFLY NETWORK, INC.

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Included on the condensed consolidated statements of operations and comprehensive loss as:	Three months ended December 31,		Year ended December 31,
		2023	2022	2023	2022
Net loss	Net loss	$(44,121)	$(33,703)	$(133,700)	$(168,723)
Interest income	Interest income	(1,736)	(1,810)	(7,450)	(3,384)
Interest expense	Interest expense	—	—	—	2
Change in fair value of warrant liabilities	Change in fair value of warrant liabilities	(620)	(11,979)	(4,544)	(20,859)
Other expense (income), net	Other income (expense), net	(254)	(1,484)	2	(98)
Provision for income taxes	Provision for income taxes	—	(26)	82	42
Stock-based compensation	R&D, S&M, and G&A	6,556	15,102	27,480	42,531
Depreciation and amortization	Cost of revenue, R&D, S&M, and G&A	2,242	1,869	10,574	5,935
Write-downs and write-offs of inventories	Cost of revenue	21,891	783	21,891	783
Other	Other	316	3,508	18,164	7,346
Adjusted EBITDA		$(15,726)	$(27,740)	$(67,501)	$(136,425)